                                 [LETTERHEAD]




                              September 9, 1996



Evergreen Resources, Inc.
1000 Writer Square
1512 Lamar Street
Denver, Colorado 80202


     RE:  SEC REGISTRATION STATEMENT ON FORM S-2

Gentlemen:

     I am counsel for Evergreen Resources, Inc., a Colorado corporation (the "Company"), in connection with its proposed public offering under the Securities Act of 1933, as amended, of up to 2,300,000 shares of the Company's Common Stock through a Registration Statement on Form S-2 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

     (1) Articles and Amended Articles of Incorporation of the Company as filed with the Secretary of State of the State of Colorado.

     (2) Minute Book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3) The Registration Statement on Form S-2 and the Preliminary Prospectus contained within the Registration Statement.

     (4) The other exhibits to the Registration Statement filed with the Commission.

     I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.


                                   EXHIBIT 5

     Based upon the foregoing and in reliance thereon, it is my opinion that up to 2,300,000 shares of Common Stock, no value, have been duly and validly authorized, legally issued, and are fully paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                       Very truly yours,

                                       John B. Wills
                                       -------------------------------------
                                       John B. Wills




JBW/db